Exhibit 99.1

Vantage Drilling Company Reports Fourth Quarter and Record Annual Results for 2014

HOUSTON, TX—(MARKET WIRE)—March 6, 2015 — Vantage Drilling Company (“Vantage” or the “Company”) (NYSE MKT: VTG) reports net income for the three months ended December 31, 2014 of $12.6 million or $0.04 per diluted share as compared to earnings of $30.3 million or $.09 per diluted share for the three months ended December 31, 2013. The three months ended December 31, 2014 includes a gain on the early retirement of debt of approximately $4.2 million.

The $4.2 million gain on the early retirement of debt represents the discount to the face value of debt that we purchased in the open market, net of writing off deferred financing costs. The total debt retirement for the quarter, including scheduled maturities and open market purchase of debt, totaled approximately $60.6 million at face value.

For the twelve months ended December 31, 2014, Vantage reports record net income of approximately $38.3 million or $.12 per diluted share, excluding net gains from the early retirement of debt of approximately $3.8 million as compared to net income of approximately $16.5 million or $.05 per diluted share, excluding approximately $98.3 million of charges for the early retirement of debt. Including the gains and losses associated with the early retirement of debt, for the twelve months ended December 31, 2014, Vantage reports net income of $42.0 million or $.14 per diluted as compared to a net loss of $81.8 million or ($.27) per diluted share for the same period in 2013.

During 2014, the total debt retirement, including scheduled maturities, discretionary Term Loan payments and open market purchases, was approximately $199.7 million at face value. In connection with our discretionary Term Loan payments and open market purchases, we recognized a net gain on the early retirement of debt of approximately $3.8 million.

Paul Bragg, Chairman and Chief Executive Officer, commented, “We are pleased to announce Vantage completed 2014 with record revenues, EBITDA and net income for the year. With strong cash flows, we were able to exceed our targeted debt retirement goal and strengthen the balance sheet.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with an owned fleet of three ultra-deepwater drillships, the Platinum Explorer, the Titanium Explorer and the Tungsten Explorer, as well as an additional ultra-deepwater drillship, the Cobalt Explorer, now under construction, and four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs. Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of seven owned drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Public & Investor Relations Contact:

Paul A. Bragg

Chairman & Chief Executive Officer

Vantage Drilling Company

(281) 404-4700

Vantage Drilling Company

Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)
Revenues
Contract drilling services	$204,305	$216,775	$807,164	$666,129
Management fees	1,922	5,111	14,396	14,622
Reimbursables	9,633	16,651	54,001	51,309

Total revenues	215,860	238,537	875,561	732,060

Operating costs and expenses
Operating costs	110,510	99,349	421,505	335,915
General and administrative	7,645	9,240	34,106	32,612
Depreciation	31,716	31,882	126,610	106,609

Total operating costs and expenses	149,871	140,471	582,221	475,136

Income from operations	65,989	98,066	293,340	256,924
Other income (expense)
Interest income	7	26	45	221
Interest expense and other financing charges	(51,775)	(55,853)	(213,924)	(214,149)
Gain (loss) on debt extinguishment	4,214	—	3,752	(98,327)
Other, net	(1,795)	(574)	(1,179)	1,621

Total other income (expense)	(49,349)	(56,401)	(211,306)	(310,634)

Income (loss) before income taxes	16,640	41,665	82,034	(53,710)
Income tax provision	4,020	11,349	40,028	28,115

Net income (loss)	$12,620	$30,316	$42,006	$(81,825)

Earnings (loss) per share
Basic	$0.04	$0.10	$0.14	$(0.27)
Diluted	$0.04	$0.09	$0.14	$(0.27)

Vantage Drilling Company

Supplemental Operating Data

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Operating costs and expenses
Jackups	$24,192	$21,288	$94,754	$89,253
Deepwater	64,887	56,092	235,343	164,775
Operations support	9,464	8,108	40,502	33,267
Reimbursables	11,967	13,861	50,906	48,620

	$110,510	$99,349	$421,505	$335,915

Utilization
Jackups	100.0%	89.4%	99.2%	87.1%
Deepwater	86.5%	90.3%	85.1%	93.3%

Vantage Drilling Company

Consolidated Balance Sheet

(In thousands, except par value information)

	December 31, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$82,812	$54,686
Restricted cash	—	2,125
Trade receivables	153,428	168,654
Inventory	65,892	55,804
Prepaid expenses and other current assets	28,618	23,717

Total current assets	330,750	304,986

Property and equipment
Property and equipment	3,524,566	3,472,407
Accumulated depreciation	(406,674)	(281,759)

Property and equipment, net	3,117,892	3,190,648

Other assets
Investment in joint venture	1,318	32,482
Other assets	79,897	100,027

Total other assets	81,215	132,509

Total assets	$3,529,857	$3,628,143

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$59,139	$65,115
Accrued liabilities	101,537	96,382
Current maturities of long-term debt and revolving credit agreement, net of discount of $1,181	95,378	63,500

Total current liabilities	256,054	224,997

Long–term debt, net of discount of $25,875 and $39,325	2,632,802	2,852,050
Other long-term liabilities	85,327	45,640
Commitments and contingencies
Shareholders’ equity
Preferred shares, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Ordinary shares, $0.001 par value, 500,000 shares authorized; 307,808 and 304,101 shares issued and outstanding	308	304
Additional paid-in capital	905,136	896,928
Accumulated deficit	(349,770)	(391,776)

Total shareholders’ equity	555,674	505,456

Total liabilities and shareholders’ equity	$3,529,857	$3,628,143

Vantage Drilling Company

Consolidated Statement of Cash Flows

(In thousands)

	Year Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$42,006	$(81,825)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	126,610	106,609
Amortization of debt financing costs	11,535	12,356
Amortization of debt discount	11,266	7,523
Non-cash (gain) loss on debt extinguishment	(3,752)	6,070
Share-based compensation expense	8,212	7,064
Deferred income tax expense (benefit)	(305)	997
Equity in loss of joint venture	570	513
Loss on disposal of assets	3,008	1,603
Changes in operating assets and liabilities:
Restricted cash	2,125	1,390
Trade receivables	15,226	(49,202)
Inventory	(10,088)	(17,860)
Prepaid expenses and other current assets	(4,914)	1,169
Other assets	6,307	(12,654)
Accounts payable	(5,976)	14,206
Accrued liabilities and other long-term liabilities	45,794	(46,390)

Net cash provided by (used in) operating activities	247,624	(48,431)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(51,746)	(564,319)
Return of investment in joint venture	23,250	—
Proceeds from sale of property and equipment	—	22

Net cash used in investing activities	(28,496)	(564,297)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of senior secured notes, net	—	775,000
Proceeds from the issuance of term loan, net	—	344,750
Proceeds from the issuance of senior convertible notes	—	100,000
Repayment of long-term debt	(181,002)	(1,033,874)
Proceeds from (repayment of) revolving credit agreement, net	(10,000)	10,000
Debt issuance costs	—	(31,188)

Net cash provided by (used in) financing activities	(191,002)	164,688

Net increase (decrease) in cash and cash equivalents	28,126	(448,040)
Cash and cash equivalents—beginning of year	54,686	502,726

Cash and cash equivalents—end of year	$82,812	$54,686